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                              CERTIFICATE OF MERGER

                                       OF

                          GLACIER DISTRIBUTION COMPANY,
                             A COLORADO CORPORATION

                                      INTO

                          CROSSPOINT FOODS CORPORATION,
                             A DELAWARE CORPORATION

         The undersigned corporation hereby certifies the following pursuant to
Section 252 of Delaware General Corporation Law:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

         NAME                                         STATE OF INCORPORATION

         Glacier Distribution Company                 State of Colorado

         CrossPoint Foods Corporation                 State of Delaware

         SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware and the requirements of Section 7-111-104 of the Colorado Business Corporation Act.

         THIRD: That the name of the surviving corporation of the merger is CrossPoint Foods Corporation, a Delaware corporation.

         FOURTH: That the Certificate of Incorporation of CrossPoint Foods Corporation, a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

         FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation, located at 1050 Seventeenth Street, Suite 195, Denver, Colorado 80265.

         SIXTH: That a copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either constituent corporation.

         SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:


                                         DESIGNATION AND NUMBER
                                          OF AUTHORIZED SHARES
NAME OF CORPORATION                      IN EACH CLASS OR SERIES              PAR VALUE PER SHARE
------------------------------------------------------------------------------------------------------

Glacier Distribution Company,
a Colorado corporation                      20,000,000 Common                           no par



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         EIGHTH: This merger shall be effective upon May ___, 2001 and the separate existence of Glacier Distribution Company, except insofar as continued by statute, shall cease, on the date that a Certificate of Merger, approved, certified, executed and acknowledged as required by the laws of the State of Delaware, is filed with the Secretary of State of Delaware, and this Certificate of Merger, duly advised, approved, signed, acknowledged, sealed and verified as required by the laws of the State of Colorado, are filed for record with the Secretary of State of Colorado, as required by the laws of the State of Colorado.

         NINTH: That the laws of the states under which such corporations are organized permit such merger and the constituent corporations to the merger have complied with all provisions of the laws of their respective jurisdiction of incorporation concerning the merger, and this merger is permitted by such laws.

         IN WITNESS WHEREOF, we have signed this Certificate on the ___ day of May 2001, and we affirm the statements contained therein as true under penalties of perjury.


                                GLACIER DISTRIBUTION COMPANY,
                                a Colorado corporation



                                By: /s/ MARK R. LARAMIE
                                   ---------------------------------------------
                                   Mark R. Laramie, Chief Executive Officer




                                CROSSPOINT FOODS CORPORATION,
                                a Delaware corporation



                                By: /s/ MARK R. LARAMIE
                                   ---------------------------------------------
                                   Mark R. Laramie, Chief Executive Officer




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